Exhibit 99.2

Cidara Announces Pricing of Upsized Public Offering of Common Stock

San Diego, June 24, 2025 - Cidara Therapeutics, Inc. (“Cidara”) (Nasdaq: CDTX), a biotechnology company using its proprietary Cloudbreak® platform to develop drug-Fc conjugate (DFC) therapeutics, today announced the pricing of an underwritten public offering of 7,954,546 shares of its common stock at a price to the public of $44.00 per share. All of the shares are to be sold by Cidara.

The gross proceeds to Cidara from the offering, before deducting underwriting discounts and commissions and offering expenses, are expected to be $350.0 million. In addition, Cidara has granted the underwriters a 30-day option to purchase up to an additional 1,193,181 shares of its common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on June 26, 2025, subject to the satisfaction of customary closing conditions.

J.P. Morgan, Morgan Stanley, Guggenheim Securities and Cantor are acting as joint book-running managers for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 8, 2025, and declared effective by the SEC on May 15, 2025. A preliminary prospectus supplement and accompanying prospectus relating to the proposed offering were filed with the SEC and are available for free on the SEC’s website located at http://www.sec.gov. A final prospectus supplement and accompanying prospectus relating to the proposed offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from: J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, or by email at prospectus@morganstanley.com; Guggenheim Securities, LLC Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017 or by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com; or Cantor Fitzgerald & Co. by mail at Attention: Capital Markets, 110 East 59th Street, New York 10022 or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cidara Therapeutics

Cidara Therapeutics is using its proprietary Cloudbreak® platform to develop novel DFCs comprising targeted small molecules or peptides coupled to a proprietary human antibody fragment. Cidara’s lead DFC candidate, CD388, is a long-acting antiviral designed to achieve universal prevention of seasonal and pandemic influenza with a single dose by directly inhibiting viral proliferation. In June 2023, CD388 was granted Fast Track Designation by the U.S. Food and Drug Administration, and Cidara announced completion of enrollment of its Phase 2b NAVIGATE trial in December 2024. Additional DFCs have been developed for oncology and in July 2024 Cidara received investigational new drug application clearance for CBO421 which is intended to target CD73 in solid tumors. Cidara is headquartered in San Diego, California.

Forward-Looking Statements

Statements contained in this press release regarding Cidara’s expectations regarding the offering are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, Cidara’s expectations regarding the completion, timing and size of the public offering. Forward-looking statements are based upon Cidara’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with market conditions and the satisfaction of closing conditions related to the public offering and risks and uncertainties associated with Cidara’s business and finances in general. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Cidara’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Cidara’s other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement and accompanying prospectus related to the offering filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Cidara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact:

Brian Ritchie

LifeSci Advisors

(212) 915-2578

britchie@lifesciadvisors.com